Exhibit 99

 Marine Products Corporation to Announce Third Quarter 2004 Financial Results
                and Host a Conference Call on October 27, 2004

    ATLANTA, Oct. 15 /PRNewswire-FirstCall/ -- Marine Products Corporation (Amex: MPX) announced today that it will release its financial results for the third quarter ended September 30, 2004 on Wednesday, October 27, 2004 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, October 27, 2004 at 9 a.m. Eastern Time.
    Individuals wishing to participate in the conference call should call
(866) 864-9123 or (706) 679-5285 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on November 3, 2004 by dialing (800) 642-1687 or (706) 645-9291, conference ID 1365355. This call also will be broadcast and archived on the company's investor Web site at http://www.marineproductscorp.com . Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.
    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com .
    For information about Marine Products Corporation and/or this event, please contact:

     BEN M. PALMER
     Chief Financial Officer
     404.321.7910
     irdept@marineproductscorp.com

     JIM LANDERS
     Corporate Finance
     404.321.2162

SOURCE  Marine Products Corporation
    -0-                             10/15/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com, or Jim Landers, Corporate Finance,
+1-404-321-2162, both of Marine Products Corporation /
    /Web site:  http://www.marineproductscorp.com /
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU:  CCA MAV